UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported)	July 23, 2010

BANK OF HAWAII CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)  (888) 643-3888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02.              Results of Operations and Financial Condition.

On July 26, 2010, Bank of Hawaii Corporation (the “Company”) announced its results of operations for the quarter ended June 30, 2010.  The public announcement was made by means of a press release, the text of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Transition

As previously reported in a Current Report on Form 8-K filed on April 19, 2010, the Company had undertaken a leadership transition process that would result in President Peter S. Ho succeeding Allan R. Landon as Chairman and Chief Executive Officer.  On July 26, 2010, Bank of Hawaii Corporation announced that the transition will occur effective 12:00 noon on July 30, 2010, on which date Mr. Landon will retire from service in all capacities with the Company and its subsidiaries.  The public announcement was made by means of a press release, the text of which is filed as Exhibit 99.2 hereto and is incorporated herein by reference.  As Mr. Ho is a current named executive officer of the Company, the information relating to him required by Item 5.02(b) of Form 8-K has been previously reported except as described below.

Executive Compensation

Peter S. Ho.  Mr. Ho’s annual base salary as Chairman, President, and Chief Executive Officer of the Company will be $750,000.  He has received a supplemental award under the Company’s Executive Incentive Plan (“EIP”) so that his bonus opportunity with respect to the third and fourth quarters of 2010 is comparable to that received by Mr. Landon in his capacity as Chief Executive Officer.  The Company’s Human Resources and Compensation Committee has adopted an amendment to the EIP filed herewith as Exhibit 10.1 and incorporated herein by reference to accommodate a partial year performance period and to clarify the Committee’s authority with respect to final awards under the EIP in cases of termination of employment due to retirement, death, or disability.  As previously reported in a Current Report on Form 8-K filed on April 28, 2010, the Human Resources and Compensation Committee authorized a 15,000 share restricted stock award to be granted to Mr. Ho at such time as he is appointed Chief Executive Officer of the Company.  That award will become effective upon the transition with Mr. Landon.

Retirement Agreement with Mr. Landon

The Board of Directors, upon the recommendation and approval of the Human Resources and Compensation Committee, has authorized the Company to enter into an agreement with Mr. Landon that provides for payments to him of $435,000 as a prorated final award for 2010 under the EIP, a recognition payment of $1,125,000, and a payment of $100,000 to help defray his moving and other relocation expenses associated with the relocation of his principal residence to the mainland, subject to his agreement to noncompetition and nonsolicitation covenants as set out in the letter agreement dated July 23, 2010 between the Company and Mr. Landon.  The foregoing description of the letter agreement with Mr. Landon is qualified in its entirety by reference to the copy of the letter agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.

10.1         Amendment 2010-1 to Executive Incentive Plan.  Filed herewith.

10.2         Letter agreement dated July 23, 2010 between Bank of Hawaii Corporation and Allan R. Landon.  Filed herewith.

99.1         July 26, 2010 Press Release: Bank of Hawaii Corporation Second Quarter 2010 Financial Results.  Any internet addresses provided in this release are for informational purposes only and are not intended to be hyperlinks.  Furnished herewith.

99.2         July 26, 2010 Press Release: Peter Ho to Assume Chairman and CEO Role at Bank of Hawaii Corporation.  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2010	BANK OF HAWAII CORPORATION

	By	/s/ MARK A. ROSSI
Mark A. Rossi
Vice Chairman and Corporate Secretary